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Exhibit 99.3

HALCÓN RESOURCES CORPORATION

LETTER TO THE DEPOSITORY TRUST COMPANY PARTICIPANTS

Offer to Exchange
up to $200,000,000 aggregate principal amount of 6.75% Senior Notes due 2025 that have been registered under the Securities Act
for
a like principal amount of issued and outstanding 6.75% Senior Notes due 2025 that have not been registered under the Securities Act

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                , 2018, UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                , 2018

To The Depository Trust Company Participants:

        We are enclosing with this letter the materials listed below relating to the offer by Halcón Resources Corporation ("Halcón") to exchange up to $200,000,000 aggregate principal amount of 6.75% Senior Notes due 2025 (the "Exchange Notes) that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of issued and outstanding 6.75% Senior Notes due 2025 (the "Original Notes") that have not been registered under the Securities Act, upon the terms and subject to the conditions set forth in Halcón's prospectus dated                 , 2018 and the related letter of transmittal.

        We are enclosing copies of the following documents:

  1.
  Prospectus dated                , 2018;

  2.
  Letter of transmittal, together with accompanying Substitute Form W-9 Guidelines;

  3.
  Notice of guaranteed delivery; and

  4.
  Letter that may be sent to your clients for whose account you hold Original Notes in your name or in the name of your nominee, with space provided for obtaining that client's instruction with regard to the exchange offer.

        We urge you to contact your clients promptly. Please note that the exchange offer will expire at 5:00 p.m., New York City time, on                , 2018, unless sooner terminated or extended.

        Pursuant to the letter of transmittal, each holder of Original Notes will represent to Halcón and the guarantors that:

  •
  any Exchange Notes received are being acquired in the ordinary course of business of the person receiving such Exchange Notes;

  •
  such person does not have an arrangement or understanding with any person to participate in the distribution of the Original Notes or the Exchange Notes within the meaning of the Securities Act;

  •
  such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of Halcón or any guarantor, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes;

  •
  if such person is a broker-dealer, it will receive Exchange Notes in exchange for Original Notes that were acquired for its own account as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;

  •
  if such person is a broker-dealer, it did not purchase the Original Notes to be exchanged for the Exchange Notes from Halcón or any guarantor; and

  •
  such person is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

        The enclosed Letter to Clients contains an authorization by the beneficial owners of the Original Notes for you to make the foregoing representations.

        Halcón will not pay any fee or commission to any broker or dealer or to any other person (other than the exchange agent) in connection with the solicitation of tenders of Original Notes under the exchange offer. Halcón will pay or cause to be paid any transfer taxes payable on the transfer of Original Notes to it, except as otherwise provided in Instruction 7 of the enclosed letter of transmittal.

        Additional copies of the enclosed materials may be obtained from us upon request.

Very truly yours,
HALCÓN RESOURCES CORPORATION

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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  Exhibit 99.3